As filed with the Securities and Exchange Commission on June 30, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LCC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1807038

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7925 Jones Branch Drive

McLean, VA 22102
(Address of principal executive offices)

LCC International, Inc. 1996 Employee Stock Option Plan

LCC International, Inc. Directors Stock Option Plan
(Full title of the plans)

C. Thomas Faulders, III

President and Chief Executive Officer
LCC International, Inc.
7925 Jones Branch Drive
McLean, VA 22102
(703) 873-2000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Lorraine Sostowski, Esq.

Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
Title of securities	Amount to be	maximum offering	maximum aggregate	registration
to be registered	registered (1)	price per share (2)	offering price (2)	fee (2)

Class A Common Stock, par value $.01	4,210,000	$25.25	$106,302,500	$28,064

(1)	4,100,000 shares of LCC International, Inc. Class A Common Stock, par value $.01 per share (‘Class A Common Stock‘) are being registered pursuant to the LCC International, Inc. 1996 Employee Stock Option Plan and 110,000 shares of Class A Common Stock are being registered pursuant to the LCC International, Inc. Directors Stock Option Plan.

(2)	Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices per share of the Class A Common Stock on June 29, 2000, as reported on the Nasdaq National Market.

     This Registration Statement incorporates by reference the information contained in the earlier registration statements relating to, among other plans, the LCC International, Inc. 1996 Employee Stock Option Plan and LCC International, Inc. Directors Stock Option Plan, filed on December 12, 1996, Registration No. 333-17803, and filed on August 31, 1999, Registration No. 333-86207.

________________________________________________________________________________

EXPLANATORY NOTE

      As permitted by General Instruction E to the Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statements relating to, among other plans, the LCC International, Inc. 1996 Employee Stock Option Plan and LCC International, Inc. Directors Stock Option Plan, filed on December 12, 1996, Registration No. 333-17803, and filed on August 31, 1999, Registration No. 333-86207.

      On December 16, 1999 and February 1, 2000, the Board of Directors of LCC International, Inc. (the “Company”) approved and adopted an amendment to the Company’s 1996 Employee Stock Option Plan (as amended, the “Employee Plan”). On December 16, 1999, the Board of Directors approved an increase of 500,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), reserved under the Employee Plan; on February 1, 2000, the Board of Directors approved an increase of an additional 3,600,000 shares of Class A Common Stock reserved under the Employee Plan. In the aggregate, the amendment amended Section 4 of the Employee Plan to increase the number of shares of Class A Common Stock of the Company reserved under the Employee Plan from 4,725,000 to 8,825,000. On February 1, 2000, the Board of Directors of the Company approved and adopted an amendment to the Company’s Directors Stock Option Plan (as amended, the “Directors Plan”). The amendment amended Section 4 of the Directors Plan to increase the number of shares of Class A Common Stock of the Company reserved under the Directors Plan from 140,000 to 250,000. The Company’s stockholders approved the amendment to the Employee Plan and the amendment to the Directors Plan at the annual meeting of stockholders held on May 16, 2000. Accordingly, as amended, the total number of shares of Class A Common Stock available under the Employee Plan is 8,825,000, of which 4,100,000 shares are being registered hereunder and the total number of shares of Class A Common Stock available under the Directors Plan is 250,000, of which 110,000 are being registered hereunder.

      A complete description of the amendments to the Employee Plan and the Directors Plan is included in the Company’s definitive proxy statement on Schedule 14A dated April 24, 2000, with respect to the Company’s annual meeting of stockholders held on May 16, 2000, which proxy statement is incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit
Number	Description

4.1	LCC International, Inc. 1996 Employee Stock Option Plan (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).
4.2	LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).
4.3	Amendment to LCC International, Inc. 1996 Employee Stock Plan, dated April 16, 1998 (included as Attachment A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).
4.4	Amendment to LCC International, Inc. 1996 Employee Stock Option Plan, dated February 1, 2000 (included as Attachment A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).
4.5	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 22, 1997 (filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1999 and incorporated herein by reference).
4.6	Amendment to LCC International, Inc. Directors Stock Option Plan (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).
4.7	Amendment to LCC International, Inc. Directors Stock Option Plan, dated February 1, 2000 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.
23.1	Consent of KPMG LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature pages).

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on the 30th day of June, 2000.

LCC INTERNATIONAL, INC.

By:	/s/ C. THOMAS FAULDERS, III

_______________________________________ C. Thomas Faulders, III
President and Chief Executive Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Thomas Faulders and David N. Walker jointly and severally, each in his own capacity, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. THOMAS FAULDERS, III C. Thomas Faulders, III	Chairperson of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2000

/s/ DAVID N. WALKER David N. Walker	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2000

/s/ RAJENDRA SINGH Dr. Rajendra Singh	Director	June 30, 2000

/s/ NEERA SINGH Neera Singh	Director	June 30, 2000

/s/ MARK D. EIN Mark D. Ein	Director	June 30, 2000

/s/ STEVEN J. GILBERT Steven J. Gilbert	Director	June 30, 2000

Signature	Title	Date

Gregory S. Ledford	Director	June , 2000

/s/ ARNO A. PENZIAS Dr. Arno A. Penzias	Director	June 30, 2000

EXHIBIT INDEX

Exhibit
Number	Description	Page

4.1	LCC International, Inc. 1996 Employee Stock Option Plan (filed as Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).	*

4.2	LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).	*

4.3	Amendment to LCC International, Inc. 1996 Employee Stock Option Plan, dated April 16, 1998 (included as Attachment A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).	*

4.4	Amendment to LCC International, Inc. 1996 Employee Stock Option Plan, dated February 1, 2000 (included as Attachment A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).	*

4.5	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 22, 1997 (filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1999 and incorporated herein by reference).	*

4.6	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 16, 1998 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).	*

4.7	Amendment to LCC International, Inc. Directors Stock Option Plan, dated February 1, 2000 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).	*

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

23.1	Consent of KPMG LLP

23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).	*

24.1	Power of Attorney (included on signature pages).	*

*	incorporated by reference